Exhibit 35.2

SERVICER COMPLIANCE STATEMENT
CAPITAL ONE MULTI-ASSET EXECUTION TRUST
CAPITAL ONE MASTER TRUST

Capital One Multi-asset Execution Trust
Capital One Master Trust
Capital One Bank
c/o 140 East Shore Drive
Room 1071-B
Glen Allen, Virginia 23060

In connection with the Annual Report on Form 10-K of Capital One Multi-asset Execution Trust and Capital One Master Trust for the fiscal year ending December 31, 2006 (the “Report”), the undersigned, a duly authorized officer of Capital One Services, Inc., (the “Servicer”), does hereby certify and represent that:

1.   A review of the activities and performance of the Servicer under the Subservicing Agreement dated as of January 1, 2006 by and between Capital One Bank and the Servicer (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.   To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Compliance Statement this 28th day of March 2007.

CAPITAL ONE SERVICES, INC.

By:	/s/ Jory A. Berson
Name:	Jory A. Berson
Title:	President, U.S. Card